Exhibit A

to the

American Funds Insurance Series – Target Date Series

Investment Advisory and Service Agreement

Fund	Effective Date	Termination Date
Target Date Series - American Funds IS 2065 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2060 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2055 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2050 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2045 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2040 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2035 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2030 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2025 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2020 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2015 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2010 Target Date Fund	May 1, 2023	April 30, 2024